  THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR.

  IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF COMMON STOCK OF COMSAT CORPORATION, PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR SUBMISSION TO THE PURCHASER OR TRANSFEREE.

                         NOTICE OF GUARANTEED DELIVERY
                                      TO
                         TENDER SHARES OF COMMON STOCK
                                      OF

                              COMSAT CORPORATION

                       PURSUANT TO THE OFFER TO PURCHASE
                           DATED SEPTEMBER 25, 1998
                                      BY

                                 REGULUS, LLC
                         A WHOLLY-OWNED SUBSIDIARY OF

                          LOCKHEED MARTIN CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, without par value (the "Shares"), of COMSAT Corporation, a District of Columbia corporation (the "Company"), are not immediately available or time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase (as defined below)). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

              By Mail:                                  By Hand:
 First Chicago Trust Company of New        First Chicago Trust Company of New
                York                                      York
         Tenders & Exchanges                   c/o Securities Transfer and
             Suite 4660                         Reporting Services, Inc.
            P.O. Box 2569                       Attn: Tenders & Exchanges
        Jersey City, NJ 07303                One Exchange Plaza, Third Floor
                                                   New York, NY 10006

                            By Overnight Delivery:
                    First Chicago Trust Company of New York
                              Tenders & Exchanges
                                  Suite 4680
                           14 Wall Street, 8th Floor
                              New York, NY 10005

     By Facsimile Transmission:               Confirm Receipt of Facsimile
  (For Eligible Institutions Only)                    by Telephone:
  (201) 222-4720 or (201) 222-4721                   (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

  The undersigned hereby tenders to Regulus, LLC, a single member Delaware limited liability company and a wholly-owned subsidiary of Lockheed Martin Corporation, a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 25, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

                                          Name(s) of Record Holder(s): ________
Number of Shares: ___________________     -------------------------------------


Certificate No(s). (if available): __     Address(es): ________________________
-------------------------------------     -------------------------------------
-------------------------------------


                                          Area Code and Telephone Number(s): __
Check box if Share(s) will be             -------------------------------------
tendered by Book-Entry Transfer


                                          Signatures: _________________________
  [_] The Depository Trust Company                -----------------------------


Account Number: _____________________     Dated: ______________________________

Date: _______________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the tendered Shares hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Letter of Transmittal) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date of execution hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     -------------------------------------

                                                 (Authorized Signature)

Address: ____________________________
-------------------------------------     Name: _______________________________
-------------------------------------            (Please Type or Print)

-------------------------------------
                           (Zip Code)     Title: ______________________________


Area Code and Telephone Number: _____     Date: _______________________________

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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